Ralph F. Martino
30 Waterway Island Drive
Isle of Palms, South Carolina 29451

May 31, 2005

VIA FACSIMILE 732-919-3157

Board of Directors
Level 8 Systems, Inc.
c/o Mr. Anthony C. Pizi
President and Chief Executive Officer
1433 State Highway 34
Building C
Farmingdale, New Jersey 07727

Gentleman:

I hereby tender my resignation as a member of the Board of Directors of Level 8 Systems, effective immediately.  I have found that serving as Chairman and as a member of the Board is taking a great deal more of my time than I had anticipated, and for personal reasons, I have, therefore, decided to resign.

I wish the Company and each of you the best.

Sincerely,
Ralph F. Martino